FIFTH MODIFICATION TO REVOLVING LINE OF CREDIT AGREEMENT


         THIS FIFTH MODIFICATION TO REVOLVING LINE OF CREDIT AGREEMENT (this "Modification Agreement") is made and entered into as of the ___ day of December, 1996, by and among Wachovia Bank of Georgia, N.A., a national banking association ("Lender") and Regency Realty Group, Inc., a Florida corporation ("Borrower").

                                     ARTICLE I - BACKGROUND AND CONSIDERATION

         Section 1.01 Background. Lender and RRC GA One, Inc., a Georgia corporation (predecessor of Borrower) did enter into that certain Revolving Line Of Credit Agreement dated May 31, 1994, as amended by that certain First Modification To Revolving Line Of Credit Agreement dated April 30, 1995, as further amended by that certain Second Modification to Revolving Line of Credit Agreement dated December, 1995, as further amended by that certain Third Modification to Revolving Line of Credit Agreement dated April 30, 1996, and as further amended by that certain Fourth Modification to Revolving Line of Credit Agreement dated November 1, 1996 (as amended, the "Line Of Credit Agreement"). Borrower has requested that Lender increase the maximum amount of loan proceeds available to Borrower per Project (as defined in the Line Of Credit Agreement). Terms not otherwise defined herein shall have the meanings as set forth in the Line Of Credit Agreement.

         Section 1.02 Consideration. For and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower do hereby agree as follows.

                                             ARTICLE II - MODIFICATION

         Section 2.01 Modification of Disbursement of Loans. The first two sentences of Article 2, Subsection 2.2.1 of the Line Of Credit Agreement shall be deleted in their entirety and the following sentences shall be inserted:

         Except as expressly provided to the contrary in subsection 2.2.3 below, Borrower may request disbursement of proceeds for a Loan only after approval by Lender of the proposed Project, which approval shall be provided upon the satisfaction of the conditions hereinafter described in subsections 2.2.1.1 through 2.2.1.9. Proceeds for a Project will only be disbursed in a maximum amount equal to the lesser of: (a) 90% loan to appraised value of the Project or (b) 90% loan to the actual costs of the acquisition of the "Land" (as hereinafter defined) and construction of the Project.


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         Section 2.02 No Further Modification.  Except as is expressly set forth above, the terms and provisions of the Line Of Credit Agreement shall remain in full force and effect without further modification. Borrower shall be liable for any and all Loans extended under the Line Of Credit Agreement.

                                         ARTICLE III - GENERAL CONDITIONS

         Section 3.01  Successors  and  Assigns.  Subject to  Subsection  3.4 of
Article 3 of the Line Of Credit Agreement, this Modification Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors-in-title and assigns.

         Section 3.02 Miscellaneous. All personal pronouns used herein whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of Articles and Sections as set forth herein are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provision hereof. Lender and Borrower acknowledge and agree that they have been represented by counsel and that each has participated in the drafting of this Modification Agreement. Accordingly, it is the intention and agreement of Lender and Borrower that the language, terms and conditions of this Modification Agreement are not to be construed in any way against or in favor of either Lender or Borrower by reason of their responsibilities in connection with the preparation of this Modification Agreement.

         IN WITNESS WHEREOF, Lender and Borrower have hereunto set their hands and affixed their seals as of the date and year first above written.

                                               LENDER:

                                               WACHOVIA BANK OF GEORGIA, N.A.


                                               By:_____________________________
                                                  Cathy Casey
                                                  Vice President


                                          BORROWER:
                                          REGENCY REALTY GROUP, INC., a Florida
                                          corporation


                                           By:________________________________
                                         Its: ________________________________
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